UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2021 (December 23, 2021)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, AZ 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indentures

In connection with an internal tax-related reorganization (the "Reorganization") involving indirect wholly-owned subsidiaries of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”), on December 23, 2021, Williams Scotsman International, Inc., a Delaware corporation (“WSII”), merged with and into its direct wholly-owned subsidiary, Williams Scotsman, Inc., a Maryland corporation (“WSI”), with WSI as the surviving entity of such merger (the “Merger”). The Reorganization, including the Merger, was effected to reduce administrative costs and simplify the Company's subsidiary structure.

In connection with the Merger, on December 23, 2021, WSI, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and as collateral agent (in such capacities, the “Trustee”), entered into (i) a Supplemental Indenture (the “2025 Notes Supplemental Indenture”) in relation to that certain Indenture, dated as of June 15, 2020, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “2025 Notes Indenture”), by and among WSII (as successor to Picasso Finance Sub, Inc.), as issuer, the guarantors from time to time party thereto and the Trustee in respect of WSII’s 6.125% Senior Secured Notes due 2025 and (ii) a Supplemental Indenture (the “2028 Notes Supplemental Indenture” and together with the 2025 Notes Supplemental Indenture, the “Supplemental Indentures”) in relation to that certain Indenture, dated as of August 25, 2020, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “2028 Notes Indenture” and together with the 2025 Notes Indenture, the “Indentures”), by and among WSII (as successor to Picasso Finance Sub, Inc.), as issuer, the guarantors from time to time party thereto and the Trustee in respect of WSII’s 4.625% Senior Secured Notes due 2028, pursuant to which WSI assumed all of WSII’s obligations and rights under each Indenture, and the guarantors party to each Supplemental Indenture confirmed their respective guarantees under each Indenture. Prior to its entry into the Supplemental Indentures, WSI was a guarantor under each Indenture and jointly and severally liable for WSII’s obligations under each Indenture. Following the Reogranization and the entry into the Supplemental Indentures and the Third Amendment, dated December 16, 2021, to the ABL Credit Agreement, dated July 1, 2020 (as amended by the First Amendment, dated as of December 2, 2020, by the LIBOR Transition Amendment, dated as of December 6, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "ABL Facility"), there is no change to the consolidated operating cash flows of the obligors under the Indentures and the ABL Facility or the consolidated assets of such obligors pledged as collateral under the Indentures and the ABL Facility.

The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the full text of the 2025 Notes Supplemental Indenture and the 2028 Notes Supplemental Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Second Supplemental Indenture, dated December 23, 2021, by and among Williams Scotsman, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent

4.2	First Supplemental Indenture, dated December 23, 2021, by and among Williams Scotsman, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: December 27, 2021	By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Executive Vice President & Chief Legal Officer